UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2005

Commission File Number: 0-23363

AMERICAN DENTAL PARTNERS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	04-3297858
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

American Dental Partners, Inc.

201 Edgewater Drive, Suite 285

Wakefield, Massachusetts 01880

(Address of principal executive offices, including zip code)

(781) 224-0880

(781) 224-4216 (fax)

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 132-4(c) under the Exchange Act

ITEM 1.01 Entry into a Material Definitive Agreement

On July 13, 2005, the Board of Directors of American Dental Partners, Inc. (the “Company”) approved the following amendments to the Company’s 2005 Equity Incentive Plan (the “Incentive Plan”) and the Company’s 2005 Director Stock Option Plan (collectively with the Incentive Plan, referred to as the “Plans”): (i) in the Incentive Plan, to provide certain minimum restriction and/or holding periods for certain Awards (as defined in the Incentive Plan); (ii) to limit the discretion of the Committee (as defined in the Incentive Plan) and the Board in waiving or accelerating certain restrictions on Awards granted under the Incentive Plan; (iii) to limit the authority of the Board to amend the terms of the Plans; and (iv) to clarify that repricing Options granted under the Plans require stockholder approval.

ITEM 9.01 Financial Statements and Exhibits

(c)	Exhibits

10.1	Amended 2005 Equity Incentive Plan

10.2	Amended 2005 Director Stock Option Plan

10.3	Form of Stock Option Agreement for stock options granted under the 2005 Equity Incentive Plan

10.4	Form of Stock Option Agreement for stock options granted under the 2005 Director Stock Option Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN DENTAL PARTNERS, INC.

July 18, 2005	/s/ Breht T. Feigh
Breht T. Feigh
Executive Vice President,
Chief Financial Officer and Treasurer
(principal financial officer)